UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2026

OFA GROUP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42592	98-1824417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

609 Deep Valley Drive, Suite 200 Rolling Hills, CA	90274
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 418-5160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $0.01 par value per share	OFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on October 29, 2025, OFA Group (the “Company”) entered into a Securities Purchase Agreement (as amended, the “Purchase Agreement”) with Greentree Financial Group, Inc. (“Greentree”) and TriCore Foundation, LLC (“TriCore”), and a related Registration Rights Agreement, providing for the sale, at multiple closings, of up to 50,000 Series A Convertible Preferred Shares (the “Series A Preferred Shares”), with an aggregate stated value of up to $50,000,000, at a purchase price of $900 per share. The terms of the Series A Preferred Shares are set forth in the Company’s Certificate of Designations of Series A Convertible Preferred Shares (the “Certificate of Designations”). Additional closings under the Purchase Agreement (“Additional Closings”) are at the Company’s option and subject to the conditions set forth in the Purchase Agreement.

On October 25, 2026, the Company entered into the following agreements, each dated as of October 22, 2026:

Omnibus Amendment. An Omnibus Amendment, Reallocation and Joinder Agreement (the “Omnibus Amendment”) with Greentree, TriCore and L&H Inc. (“L&H”), which (i) reallocates 1,000 Series A Preferred Shares ($1,000,000 of stated value and $900,000 of purchase price) of Greentree’s unfunded Additional Closing allocation to L&H, which becomes a direct purchaser under the Purchase Agreement; (ii) permits Additional Closings to be called with one or more specified purchasers; and (iii) makes L&H a party to the Registration Rights Agreement. The aggregate facility, the purchase price and TriCore’s allocation are unchanged. After the reallocation and before the L&H closing described below, the unused Additional Closing allocations are 15,089 Series A Preferred Shares for Greentree, 28,382 for TriCore and 1,000 for L&H.

Floor Price Amendment. An Amendment to Certificate of Designations of Series A Convertible Preferred Shares (the “Floor Price Amendment”), adopted by the Company’s board of directors (the “Board”) with the written consent of the holders of Series A Preferred Shares required under the Certificate of Designations, which reduces the floor price applicable to the conversion price of the Series A Preferred Shares (the “Floor Price”) from $2.00 to $0.20 per Class A ordinary share, par value $0.01 per share (“Class A Ordinary Shares”). The Floor Price remains subject to automatic reduction on each seven-month anniversary of October 29, 2025 (the next being December 29, 2026) and to proportionate adjustment for share splits and combinations. The reduction of the Floor Price increases the number of Class A Ordinary Shares issuable upon conversion of the Series A Preferred Shares.

L&H Waiver Agreement. A Waiver Agreement with L&H (the “L&H Waiver Agreement”), under which L&H agreed to purchase 300 Series A Preferred Shares, with an aggregate stated value of $300,000, for $270,000, which L&H has paid. The Company will issue the shares within two business days after the later of the Effective Time (as defined below) and the expiration of the waiting period following the Company’s notification to Nasdaq of the listing of additional shares, and must refund the purchase price if the Effective Time does not occur by November 30, 2026. For this closing only, L&H waived certain closing conditions under the Purchase Agreement.

Effectiveness. The Omnibus Amendment and the Floor Price Amendment will become effective together (the “Effective Time”) upon the satisfaction of specified conditions, including the Company’s notification to Nasdaq and expiration of the related 15-day waiting period, the reservation of the required Class A Ordinary Shares and receipt of required Cayman Islands corporate approvals. If the Effective Time does not occur by November 30, 2026, both agreements will terminate.

Relationships. As previously disclosed, TriCore is an affiliate of the Company controlled by Li Hsien “Larry” Wong, the Company’s Chief Executive Officer and a director.

The foregoing descriptions are qualified in their entirety by reference to the Floor Price Amendment, the Omnibus Amendment and the L&H Waiver Agreement, which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 regarding the L&H Waiver Agreement is incorporated herein by reference. The Company has also completed the following sales of Series A Preferred Shares under the Purchase Agreement:

On July 30, 2026, the Company sold 262 Series A Preferred Shares to TriCore at an Additional Closing for an aggregate purchase price of $235,800. TriCore waived certain closing conditions in connection with the closing.

On August 3, 2026, the Company sold 111 Series A Preferred Shares to Greentree at an Additional Closing for an aggregate purchase price of $99,900.

The 356 Series A Preferred Shares sold to TriCore on June 17, 2026, as previously reported, were issued on July 6, 2026.

The Series A Preferred Shares are convertible into Class A Ordinary Shares at the holder’s option. The number of Class A Ordinary Shares issuable upon conversion of each Series A Preferred Share equals 110% of its $1,000 stated value, plus certain additional amounts, divided by the conversion price, which is the lesser of the fixed conversion price and 90% of the lowest daily volume-weighted average price of the Class A Ordinary Shares during the ten trading days before conversion, subject to the Floor Price. The sales were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, based in part on representations of each purchaser, including that it is an accredited investor. The sales did not involve any general solicitation, and no underwriting discounts or commissions were paid.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 regarding the Floor Price Amendment is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Amendment to Certificate of Designations of Series A Convertible Preferred Shares, dated as of October 22, 2026.
10.1*	Omnibus Amendment, Reallocation and Joinder Agreement, dated as of October 22, 2026, among the Company, Greentree Financial Group, Inc., TriCore Foundation, LLC and L&H Inc.
10.2	Waiver Agreement, dated as of October 22, 2026, between the Company and L&H Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain personal information has been omitted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2026	OFA Group

	By:	/s/ Thomas Gaffney
	Name:	Thomas Gaffney
	Title:	Chief Operating Officer